As filed with the Securities and Exchange Commission on December 29, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ALTIGEN COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3204299
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

ALTIGEN COMMUNICATIONS, INC.

4555 Cushing Parkway

Fremont, California 94538

(510) 252-9712

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

1999 STOCK OPTION PLAN

1999 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the Plans)

Gilbert Hu

Chief Executive Officer

ALTIGEN COMMUNICATIONS, INC.

4555 Cushing Parkway

Fremont, California 94538

(510) 252-9712

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

N. Anthony Jeffries, Esq.

Troy Foster

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value
— Reserved under the 1999 Stock Option Plan, as amended (the “1999 Plan”)	788,865 shares	$0.67 (2)	$528,539.55	$20.77

Total Registration Fees	788,865 shares		$528,539.55	$20.77

(1)   Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (the “Shares”) that may become issuable under the 1999 Plan and the 1999 ESPP (together, the “Plans”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding Shares.

(2)   The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) and (b)under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on The NASDAQ Capital Market on December 26, 2008. .

ALTIGEN COMMUNICATIONS, INC.

REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY NOTE

The contents of Registration Statement No. 333-94783, Registration Statement No. 333-82090, Registration Statement No. 333-117000, Registration Statement No. 333-121753 and Registration Statement No. 333-148404 on Form S-8 as filed with the Securities and Exchange Commission (the “Commission”) on January 14, 2000, February 4, 2002, June 30, 2004, December 30, 2004 and December 28, 2007, respectively, are incorporated herein by reference to the extent not replaced hereby.

This Registration Statement is filed pursuant to Item E under the general instruction on Form S-8 under the Securities Act of 1933, as amended, with respect to 788,865 additional shares of Common Stock that may be issued under the AltiGen Communications, Inc.’s (the “Registrant”) Plans as a result of certain automatic annual increases in the number of shares authorized for issuance under the Plans.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                    Incorporation of Documents by Reference.

The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

1.               The Registrant’s Annual Report on Form 10-K for the year ended September 30, 2008, filed on December 29, 2008.

2.               The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed on August 13, 2008.

3.               The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed on May 14, 2008.

4.               The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, filed on February 14, 2008.

5.               The Registrant’s Current Reports on Form 8-K filed on January 23, 2008, January 28, 2008, April 23, 2008, July 23, 2008 and November 12, 2008.

6.               The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed on September 22, 1999.

7.               Definitive Proxy Statement on Schedule 14A filed on January 3, 2008.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                                     Description of Securities.

Not applicable.

Item 5.                                     Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                     Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

The Registrant’s Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

The Registrant’s Second Amended and Restated Bylaws (the “Bylaws”) provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant’s Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 7.                                     Exemption from Registration Claimed.

Not applicable.

Item 8.                                     Exhibits.

The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement.  (See Exhibit Index below.)

Item 9.                                     Undertakings.

(a)             The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fremont, State of California on December 29, 2008.

ALTIGEN COMMUNICATIONS, INC.

By:	/s/ Gilbert Hu
Gilbert Hu
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeremiah Fleming and Philip McDermott, and each of them, as his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign, and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, together with all schedules and exhibits thereto (ii) act on, sign, and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

SIGNATURE	TITLE	DATE

/s/ Gilbert Hu	Chief Executive Officer (principal
Gilbert Hu	executive officer) and Director	December 29, 2008

/s/ Jeremiah Fleming	President & Chief Operating Officer
Jeremiah Fleming	(principal operating officer and Director)	December 29, 2008

/s/ Philip McDermott	Chief Financial Officer (principal
Philip McDermott	financial and accounting officer)	December 29, 2008

/s/ Mike Tsai
Mike Tsai	Director	December 29, 2008

/s/ Eric Wanger
Eric Wanger	Director	December 29, 2008

/s/ Tacheng Chester Wang
Tacheng Chester Wang	Director	December 29, 2008

INDEX TO EXHIBITS

Exhibit Number	Document

4.1	(1)	1999 Stock Option Plan, as amended

4.2	(2)	1999 Employee Stock Purchase Plan, as amended November 13, 2007

5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation with respect to the legality of securities being registered (Counsel to the Registrant)

23.1		Consent of Moss Adams LLP (Independent Registered Public Accounting Firm)

23.3		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1		Power of Attorney (included as part of the signature page to this Registration Statement)

(1)                                  Previously filed as an exhibit to Registrant’s Annual Report on Form 10 K (File No. 000-27427), filed December 29, 2003.

(2)                                  Previously filed as an exhibit to Registrant’s Annual Report on Form S-8 (File No. 333-148404), filed December 28, 2007.